Exhibit No. 10.29

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AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL

SINGLE-TENANT LEASE – NET

1. Basic Provisions (“Basic Provisions”).

1.1 Parties. This Lease (“Lease”), dated for reference purposes only December 31, 2004, is made by and between H & M PROPERTIES, a business name for VHEM, LLC, a California limited liability company (“Lessor”) and Skurka Aerospace Inc., a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2 Premises. Lessor does hereby rent and lease to Lessee and Lessee does hereby rent and lease from Lessor (i) that certain vacant lot consisting of approximately 109,000 square feet (the “Vacant Lot”), and (ii) that certain real property, including all improvements located thereon, commonly known as 4600 Calle Bolero, Camarillo, California (the “Business Premises” and together with the Vacant Lot, the “Premises”), as more particularly described on Exhibit A attached hereto (See also Paragraph 2).

1.3 Term:

a. Unless sooner terminated or extended as provided herein, the term of the Lease with respect to the Business Premises shall be for five (5) years commencing on the 1st day of January, 2005 (the “Commencement Date”), and ending on the 31st day of December, 2009 (“Expiration Date”). Lessee shall have the right to terminate its tenancy with respect to all, but not less than all, of the Premises at any time after Howard Skurka (“Skurka”) (i) voluntarily terminates his employment with Skurka Engineering Co., a California corporation (“Skurka Engineering”) without Good Reason (as such term is defined in that certain Severance Agreement, dated as of December 31, 2004 (the “Severance Agreement”), by and between Skurka and Skurka Engineering), or (ii) is terminated from his employment for Cause (as defined in the Severance Agreement) by Skurka Engineering; provided, however, that Lessee shall terminate its tenancy for the Premises on not less than thirty (30) days prior written notice to Lessor; provided further, that Lessee may not terminate its tenancy for the Business Premises without also terminating its tenancy for the Vacant Lot.

b. Subject to the provisions of Paragraph 39, Lessee is hereby granted and shall have an option to renew its tenancy for the Business Premises for an additional five (5) years (the “Option”), but otherwise on the same terms, covenants and conditions set forth in the Lease; provided however, the Base Rent (as defined below) for such additional five-year period shall be as provided in Exhibit B. Lessee shall exercise the Option, if at all, by written notice delivered to Lessor not later than six (6) months prior to the Expiration Date.

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c. The term of the Lease with respect to the Vacant Lot shall be for one (1) year, commencing on the 1st day of January 2005 and, subject to the provisions of Paragraph 1.3(a), shall be automatically renewed for successive, additional one (1) year periods (as may be extended, the “Vacant Lot Lease Term”); provided however, that Lessee or Lessor may terminate Lessee’s tenancy for the Vacant Lot, if at all, by written notice delivered to the other party not later than thirty (30) days prior to the expiration of the Vacant Lot Lease Term.

1.4 Early Possession: None. (“Early Possession Date”).

1.5 Base Rent: See Paragraph 1.6.

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: Lessee shall pay Lessor at the following address: H & M Properties, a business name for VHEM, LLC, a California limited liability company, P.O. Box 8420, Northridge, CA 91327-8420, or at such other place as Lessor shall designate from time to time in writing, as rent for the Premises (the “Base Rent”) the amounts set forth in Exhibit B attached hereto. Lessee shall pay all Base Rents without demand and without setoff or deduction (except as otherwise expressly set forth in the Lease), in advance on the 1st day of the month during the term of the Lease. The Base Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. (See also Paragraph 4).

(b) Security Deposit: $50,500 (“Security Deposit”). (See also Paragraph 5).

1.7 Agreed Use: Lessor and Lessee hereby agree and acknowledge the following:

a. Lessee shall only use the Business Premises for manufacturing, assembling, warehouse, office and/or distribution of industrial products (the “Agreed Use for the Business Premises”).

b. A certain surface parking lot (the “Parking Lot”) is located on a portion of the Vacant Lot, as more particularly described in the diagram attached hereto as Exhibit C, and the portion of the Vacant Lot that is not the Parking Lot has been landscaped with shrubbery, trees, flowers, lawns and similar landscaping (the “Lawn Area”). Lessee shall only use (i) the Parking Lot, and no other portion of the Vacant Lot, for parking by Lessee’s customers, employees, guests and invitees (collectively, “Lessee’s Invitees”) and for the storage of trailers containing only materials, supplies and/or equipment used by Lessee in connection with its on-going operation at the Premises (to the extent that such storage complies with Applicable Requirements (as defined below)), and (ii) the Lawn Area for pedestrian access to and from the Business Premises, maintenance of the Lawn Area, and recreational use by Lessee’s Invitees (as defined below) (collectively, the “Agreed Use for the Vacant Lot” and together with the Agreed Use for the Business Premises, the “Agreed Use”).

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c. Lessee shall use the Premises for the Agreed Use set forth in this Paragraph 1.7, and for no other purposes, without the prior written consent of Lessor, which consent shall not be unreasonably withheld so long as such use is consistent with, or reasonably comparable to, the Agreed Use. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that causes damage to or unreasonably disturbs occupants of neighboring premises or properties. (See also Paragraph 6).

1.8 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8).

1.9 Real Estate Brokers: N/A.

1.10 Guarantor. The obligations of the Lessee to pay all Rents and all other sums payable by Lessee under this Lease are to be guaranteed by TRANSDIGM, INC., a Delaware corporation (“Guarantor”). (See also Paragraph 37).

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease: Exhibits A through C.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) ninety (90) days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense.

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2.3 Compliance. Lessor hereby warrants to Lessee as follows:

a. Applicable Requirements. For the last five (5) years, the improvements on the Premises have complied, in all material respects, with and are currently in compliance, in all material respects, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof), including Environmental Health & Safety Requirements as hereinafter defined (collectively, “Applicable Requirements”), and no claim, demand, litigation, action, suit investigation, proceeding, hearing, complaint, assessment, interference, opposition, reexamination, inquiry or judgment and injunctions, judgments, orders, decrees and rulings of any nature has been filed or, to Lessor’s knowledge, commenced or threatened, against it alleging any failure to so comply. The warranty under this Paragraph 2.3(a) does not cover matters relating to Environmental, Health and Safety Requirements, which matters are covered exclusively by Paragraph 2.3(b).

b. Environmental, Health and Safety Matters.

(i) Lessor is in compliance in all material respects with all Environmental, Health, and Safety Requirements. As used herein, “Environmental, Health, and Safety Requirements” means all federal, state, and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public heath and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended.

(ii) Without limiting the generality of the foregoing, to Lessor’s knowledge, Skurka Engineering has obtained and is in compliance with, all Permits (as such term is defined in that certain Asset Purchase Agreement dated as of December 11, 2004 (the “APA”), by and among Skurka Engineering, Guarantor and certain shareholders listed on the signature pages thereof) that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business, except where such non-compliance is not reasonably expected to have a Material Adverse Effect (as defined in the APA).

(iii) Lessor has not received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or of any liabilities or potential liabilities, including any investigatory, remedial, or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements, in each instance, other than violations, alleged violations or liabilities that have previously been resolved.

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(iv) To Lessor’s knowledge, Lessor has not had at any time in service any underground storage tanks and there has been no release, use or storage of polychlorinated biphenyls on, at, in, under or from any premises used by Lessor.

(v) To Lessor’s knowledge, Lessor has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance that (a) requires removal or remediation under any Environmental, Health and Safety Requirement including petroleum and petroleum by-products, and is defined, listed or identified as “hazardous waste,” “hazardous material,” “toxic substance,” “contaminant,” “pollutant,” “oil,” or “hazardous substance” under such Environmental, Health and Safety Requirement, or (b) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated as such under any Environmental, Health and Safety Requirement; except in material compliance with Environmental Health and Safety Requirements and does not own or operate any property or facility in a manner that has given or would be reasonably expected to give rise to liabilities, including any Liability (as defined in the APA) for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys’ fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA), the Solid Waste Disposal Act, or any other Environmental, Health, and Safety Requirements.

(vi) Neither Lessor nor any predecessor of Lessor has expressly assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person (as defined in the APA) relating to Environmental, Health and Safety Requirements.

c. As used in this Paragraph 2.3, “Lessor’s knowledge” means the knowledge of Skurka and those officers, directors, and key employees listed on Schedule 1 of the APA, after reasonable investigation. For purposes of this definition, “reasonable investigation” will be satisfied by due inquiry regarding the fact or other matter in question as a prudent businessperson would be reasonably expected to make in the management of his or her business affairs, including due inquiry of those officers, directors, key employees who would be reasonably expected to have actual knowledge and professional advisors (including attorneys, accountants and consultants who had a professional role with respect to the fact or other matter in question) of Lessor who would reasonably be expected to have knowledge.

d. The warranties in Paragraph 2.3 do not apply to the use to which Lessee will put the Premises, modifications which may be required by the American with Disabilities Act with respect to a change in Lessee’s use of the Premises or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with the warranties in Paragraph 2.3, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with the warranties within one (1) year following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require, during the term of the Lease, the

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construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work in accordance with Paragraph 2.3(d) through (g).

e. Subject to Paragraph 2.3(g) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

f. If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last year of this Lease, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee. If Lessor does not elect to terminate, Lessor shall pay for 100% of the costs of such Capital Expenditure. Lessee shall not, however, have any right to terminate this Lease if a Capital Expenditure is required during the last year of this Lease unless such Capital Expenditure unreasonably interferes with Lessee’s on-going operation at the Premises.

g. Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4 Acknowledgements. Lessee hereby acknowledges that, other than as set forth in the Lease, none of Lessor, Lessor’s representatives, agents, employees, or any party acting on behalf of Lessor or under contract with Lessor have made any oral or written representations or warranties with respect to the condition of the Premises (including, but not limited to, the electrical, HVAC and fire sprinkler systems, security, environmental aspects, compliance with Applicable Requirements and American with Disabilities Act), and their suitability for Lessee’s intended use. By execution of the Lease, Lessee acknowledges that no representations or warranties have been made by Lessor or Lessor’s Agents (as defined below) upon which Lessee

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has relied in executing the Lease, other than such representations or warranties that are expressly set forth in the Lease.

2.5 Lessee as Prior Owner/Occupant. N/A

3. Term.

3.1 Term. The Commencement Date and Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. N/A

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within thirty (30) days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said thirty (30) day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States on or before the day on which it is due, without offset or deduction (except as specifically permitted in this Lease). Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment

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which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check. Payments will be applied first to accrued late charges and reasonable attorney’s fees, second to accrued interest, then to Base Rent and operating expenses, and any remaining amount to any other outstanding charges or costs.

4.3 Association Fees. N/A

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under the Lease. If Lessee fails to pay Rent after the expiration of any applicable notice and/or cure period, or otherwise Breaches under the Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within thirty (30) days after written request therefor to deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by the Lease. Lessee’s failure to deposit the monies in accordance with this Paragraph 5 shall constitute a Breach under the Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts, but shall be required to keep it in an interest bearing account. Within fourteen (14) days after the expiration or termination of the Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under the Lease. Nothing in this paragraph shall be deemed to limit the amount of any claim, demand or cause of action of Lessor against Lessee under the provisions of the Lease or require Lessor to apply the Security Deposit in any way.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that unreasonably disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

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6.2 Hazardous Substances.

a. Reportable Uses Require Consent. The term “Hazardous Substance” as used in the Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any Applicable Requirements. Hazardous Substances shall include, but not be limited to hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances (but only to the extent such Reportable Use was not conducted on the Premises prior to the Start Date) without the express or written consent of Lessor (which consent shall not be unreasonably withheld so long as such Reportable Use (i) is consistent with, or reasonably comparable to, the Agreed Use, and (ii) complies with all Applicable Requirements);. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirement requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements. In addition, Lessor may condition its consent to any Reportable Use by Lessee (to the extent such Reportable Use was not conducted on the Premises prior to the Start Date) upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

b. Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall promptly give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which Lessee has concerning the presence of such Hazardous Substance.

c. Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) in violation of any Applicable Requirement, and shall promptly, at Lessee’s expense, comply with all Applicable Requirements for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused by Lessee, its agents, representatives, employees, or any party acting on behalf of Lessee or under contract with Lessee (collectively, “Lessee’s Agents”), or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of the Lease by Lessee or Lessee’s Agents.

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d. Lessor Investigations and Remediation. Lessor shall retain the responsibility and pay for any investigations or remediation measures with respect to (i) the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, and (ii) any Hazardous Substance brought onto the Premises during the term of the Lease by or for Lessor, its agents, representatives, employees, or any party acting on behalf of Lessor or under contract with Lessor (collectively, “Lessor’s Agents”) or any third party (other than Lessee and Lessee’s Agents). Lessor shall comply with all Applicable Requirements for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused by Lessor, Lessor’s Agents or any third party (other than Lessee and Lessee’s Agents), or pertaining to or involving any Hazardous Substance brought onto the Premises (i) prior to Lessee’ occupancy, or (ii) during the term of the Lease by Lessor, Lessor’s Agents or any third party (other than Lessee and Lessee’s Agents). Lessor shall conduct all such investigatory and/or remedial action in a manner that will minimize disruption to Lessee’s on-going operation at the Premises.

e. Indemnification.

(i) Lessee shall indemnify, defend and hold harmless Lessor and Lessor’s Agents from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and reasonable attorneys’ and consultants’ fees arising out of any Hazardous Substance brought onto the Premises by Lessee or Lessee’s Agents (provided, however, that Lessee shall have no liability under the Lease with respect to (i) underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee or Lessee’s Agents, and (ii) any Hazardous Substance brought onto the Premises by Lessor, Lessor’s Agents or any third party (other than Lessee and Lessee’s Agents) during the term of the Lease). Lessee’s obligation shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee or Lessee’s Agents, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of the Lease for a period of five (5) years.

(ii) Lessor shall indemnify, defend and hold harmless Lessee and Lessee’s Agents from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and reasonable attorneys’ and consultants’ fees arising out of (i) the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, and (ii) any Hazardous Substance brought onto the Premises during the term of the Lease by or for Lessor, Lessor’s Agents or any third party (other than by or for Lessee or Lessee’s Agents); provided, however, that Lessor shall have no liability under the Lease with respect to (i) underground migration of any Hazardous Substance under the Premises from adjacent properties caused or contributed to by Lessee or Lessee’s Agents, and (ii) any Hazardous Substance brought onto the Premises by Lessee or Lessee’s Agents during the term of the Lease). Lessor’s obligation shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessor or Lessor’s Agents, and the cost of

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investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of the Lease for a period of five (5) years.

f. Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(e) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 90 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within twenty (20) days thereafter give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Applicable Requirements, without regard to whether such Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 business days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, accompanied by Lessee’s Agent, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements; provided, however, such inspection shall not unreasonably disrupt or disturb Lessee’s on-going operation of the Premises. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist, or the

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inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (“MSDS”) to Lessor within fifteen (15) days of receipt of a written request therefore.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

a. In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation) or Lessor’s or Lessor’s Agents’ gross negligence or willful misconduct, Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building (including, e.g., graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity.

b. Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers, (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor for the cost thereof within thirty (30) days after receipt from Lessor.

c. Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises (i) after thirty (30) days’ prior written notice to Lessee, and (ii) Lessee has not commenced performance within such thirty (30) day period (except in the case of any emergency, in which case no notice shall be required), perform

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such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall pay to Lessor an amount equal to one hundred percent (100%) of the actual costs and expenses reasonably incurred by Lessor in such performance upon receipt by Lessee of an invoice thereafter from Lessor.

d. Replacement. Subject to the indemnification as set forth in Paragraph 8.7, and without relieving Lessee or Lessor of its liability resulting from such Party’s negligence in performing its respective repair and maintenance obligations under the Lease, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of fifty percent (50%) of the cost of replacing such item, then such item shall be replaced by Lessor. The cost of such replacement shall be prorated between the Parties, and Lessee shall only be obligated to pay, each month during the remainder of the term of the Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, the denominator of which is the number of months representing the reasonable life of such item, with such reasonable life being determined in accordance with generally accepted accounting principles. By way of illustration only, in the event that the cost of replacing the HVAC equipment is $100,000, and the useful life of such HVAC equipment is 100 months, Lessee shall pay Lessor, for the remainder of the term of the Lease, a monthly amount equal to $1,000 ($100,000 x 1/100) for the cost of such replacement. Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable. Lessee may, however, prepay its obligation at any time. Notwithstanding the foregoing, if such Capital Expenditure is required during the last year of this Lease, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee. If Lessor does not elect to terminate, Lessor shall pay for 100% of the costs of such Capital Expenditure. Lessee shall not, however, have any right to terminate this Lease if a Capital Expenditure is required during the last year of this Lease unless such Capital Expenditure unreasonably interferes with Lessee’s on-going operation at the Premises.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises (other than as provided under this Lease), or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

a. Definitions. The term “Utility Installations” shall refer to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements (other than Utility Installations or Trade Fixtures, whether by addition or deletion) at Lessee’s request, or otherwise required pursuant to Applicable Requirements, by governmental authority or by reason of Lessee’s use of the Premises.

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b. Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent (which consent shall not be unreasonably withheld, so long as such Alteration or Utility Installation is consistent with, or reasonably comparable to, the Agreed Use). Lessee may, however, make non-structural Utility Installations or Alterations to the interior of the Premises (excluding the roof), without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during the Lease as extended does not exceed a sum equal to three (3) months’ Base Rent in any one (1) year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor, which approval shall not be unreasonably withheld so long as such Alterations are consistent with, or reasonably comparable to, the Agreed Use. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or reasonably approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of Lessor shall be presented to Lessor in written form with proposed detailed plans. Consent shall be deemed conditioned upon Lessee’s (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be done in a good and workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of six (6) months’ Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one hundred fifty percent (150%) of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

c. Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s reasonable attorneys’ fees and costs.

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7.4 Ownership; Removal; Surrender; and Restoration.

a. Ownership. Subject to Lessor’s right to require removal, all Alterations and Utility Installations made by Lessee shall be the property of Lessor, and considered a part of the Premises.

b. Removal. N/A.

c. Surrender; Restoration. Lessee shall surrender the Business Premises or the Vacant Lot, as applicable, by the end of the last day of the applicable lease term or any earlier termination date (as applicable, the “Surrendered Premises”), with all of the improvements, parts and surfaces thereof broom clean and free of debris and in good operating order, condition and state of repair, except for (i) ordinary wear and tear, or (ii) such other improvements, parts and surfaces that are Lessor’s obligations to repair under the Lease, including Lessor’s obligations to repair, if any, as a result of the Premises Partial Damage or Condemnation. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall surrender to Lessor all keys and other such items pertaining to the Surrendered Premises, and shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Surrendered Premises any and all Hazardous Substances brought onto the Surrendered Premises by or for Lessee and Lessee’s Agents during the term of the Lease (except Hazardous Substances which were deposited via underground migration from adjacent properties not caused or contributed to by Lessee or Lessee’s Agents), and take all investigatory and/or remedial action as required under the Applicable Requirements for the cleanup of any contamination of the Surrendered Premises that was caused by Lessee or Lessee’s Agents. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee on or before the Expiration Date or any earlier termination date. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Surrendered Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26.

8. Insurance; Indemnity.

8.1 Payment for Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to commercial general liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee within seven (7) business days following receipt of an invoice; provided, however, that upon a Breach of the Lease by Lessee, Lessor may require Lessee to pay for all insurance required under the Lease in monthly installments (to be estimated by Lessor) in advance with the payment of Base Rent. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.

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8.2 Liability Insurance.

a. Carried by Lessee.

(i) Lessee shall obtain and keep in force a Commercial Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing a single limit coverage in an amount not less than One Million Dollars ($1,000,000) per occurrence with an annual aggregate of not less than Two Million Dollars ($2,000,000), an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke, fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under the Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under the Lease.

(ii) Lessee and Lessor shall be included as an additional insured under Guarantor’s Commercial Umbrella Policy of insurance, which shall apply to bodily injury/property damage, personal injury/advertising injury, at a minimum.

(iii) The limits of the insurance set forth in this subsection (a)(i) and (a)(ii) shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation under the Lease. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be excess insurance policy.

b. Carried by Lessor. Lessor shall maintain commercial general liability insurance as described in Paragraph 8.2(a)(i), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance – Building, Improvements and Rental Value.

a. Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation,

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and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

b. Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

c. Adjacent Premises. N/A

8.4 Lessee’s Property; Business Interruption Insurance.

a. Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property and Trade Fixtures. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

b. Business Interruption. N/A

c. No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in California, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be reasonably required by Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee and Lessor shall, prior to the Start Date, deliver to each other certified copies of policies of such insurance or certificates evidencing the existence and amounts of the insurance required by each respective party during the term of the Lease. No policy carried by Lessee shall be cancelable or subject to modification except after ten (10) business days prior written notice to Lessor. Lessee shall, at least ten (10) business days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or if Lessee fails to timely provide such evidence after being notified by Lessor of its failure to provide such evidence, Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor within seven (7) business days following Lessee’s receipt of an invoice. Such policies shall be for a term of one (1) year, or the length of the remaining term

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of the Lease, which is less. If either party shall fail to procure and maintain the insurance required to be carried by it, the other party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other right or remedies, each of Lessee and Lessor hereby releases and relieves the other, and waives its entire right to recover damages against the other, for loss of damage to its property arising out of or incident to the perils required to be insured against under the Lease. The effect of such releases or waivers is not limited by the amount of insurance carried or required, or by an deductibles applicable in the Lease. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation or consent to a waiver of right of recovery that such companies may have against Lessor or Lessee, as the case may be, so long as the affected insurance polic(ies) are not invalidated thereby. Should one Party’s insurance company increase its premiums for its wavier of right of subrogation or consent to a waiver of right of recovery, the amount of such increase shall be paid by the other Party upon demand.

8.7 Indemnity.

a. Indemnity by Lessee. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless Lessor, Lenders, and Lessor’s Agents, from and against any and all claims, damages, liens, judgments, penalties, reasonable attorneys’ fees and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

b. Indemnity by Lessor. Except for Lessee’s gross negligence or willful misconduct, Lessor shall indemnify, protect, defend and hold harmless Lessee, Lenders, and Lessee’s Agents, from and against any and all claims, damages, liens, judgments, penalties, reasonable attorneys’ fees and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, performance of its obligations under the Lease to repair and maintain the Premises. If any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor’s expenses by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor from Liability. Except for Lessor’s gross negligence or willful misconduct, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s Invites, Lessee’s Agents or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or

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places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor’s negligence or Breach of the Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

8.9 Failure to Provide Insurance. N/A

9. Damage or Destruction.

9.1 Definitions.

a. “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. As used in this Paragraph 9, “destruction” shall include a declaration by an applicable governmental authority that all or a portion of the Premises is untenantable.

b. “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

c. “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

d. “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

e. “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2 Partial Damage – Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expenses, commence repair of such damage (but not Lessee’s Trade Fixtures) within forty-five (45) days after Lessor receives written notice of the occurrence of such damage and the Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, Lessee may terminate the Lease upon ninety (90) day written notice to Lessor if Lessor (i) within forty-five (45) days after Lessor receives written notice of the occurrence of such damage, does not commence repairs and has not requested Lessee to

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make such repairs as provided in this Paragraph 9.2, or (ii) commences but does not complete such repairs within six (6) months thereafter.

9.3 Partial Damage – Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may, within forty-five (45) days after Lessor receives written notice of the occurrence of such damage, either (i) commence repair of such damage at Lessor’s expense, and the Lease shall continue in full force and effect, or (ii) terminate the Lease by giving written notice to Lessee. Such termination shall be effective ninety (90) days following the date of such notice. In the event Lessor elects to terminate the Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event, the Lease shall continue in full force and effect, and Lessor shall proceed to commence repairs within forty-five (45) days after the required funds are available to Lessor. If Lessee does not make the required commitment, the Lease shall terminate as of the date specified in the termination notice. Notwithstanding the foregoing, Lessee may terminate the Lease upon ninety (90) day notice to Lessor if Lessor (i) elects to repair the damage but does not commence repairs within the applicable forty-five (45) day period, or (ii) Lessor does not complete such repairs within six (6) months thereafter.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, the Lease shall automatically terminate ninety (90) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damage from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor or Lessee may terminate this Lease effective ninety (90) days following the date of occurrence of such damage by giving a written termination notice to the other party within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is thirty (30) days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

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9.6 Abatement of Rent; Lessee’s Remedies.

a. Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

b. Remedies. Except as otherwise provided herein, if Lessor shall be obligated to repair or restore the Premises and does not commence such repair or restoration within 45 days after Lessor receives notice of such obligation, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. Notwithstanding the foregoing, Lessee may terminate the Lease upon ninety (90) days notice to Lessor if Lessor does not complete such repair or restoration within six (6) months thereafter.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(f) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith including, but not limited to, Section 1932, subdivision (2) and Section 1933, subdivision (4) of the California Civil Code.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are

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located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises or a change in law, and (ii) levied or assessed on any machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least twenty (20) days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of the Lease, Lessee’s share of such installment shall be prorated. In the event Lessee Breaches under the Lease, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide funds to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon twenty (20) days prior to the applicable delinquency date, such additional sum as is necessary. If the amount collected by Lessor is in excess of the Real Property Taxes, Lessor shall promptly return such excess to Lessee within twenty (20) days after such Real Property Taxes are due. Advanced payments may be intermingled with other moneys of Lessor and shall not bear interest.

10.3 Joint Assessment. N/A

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within twenty (20) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. There shall be no abatement of Rent and, except to the extent caused by Lessor’s gross negligence or willful misconduct, Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

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12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

a. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in the Lease or in the Premises without Lessor’s prior written consent; provided, however, that Lessee may assign or sublease its interest in the Lease, without obtaining Lessor’s consent, to an Affiliate of Lessee by delivering written notice to Lessor at least thirty (30) days prior to such assignment. As used herein, “Affiliate” means any entity directly or indirectly controlling or controlled by Lessee. For the purposes of the definition of “Affiliate,” “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as applied to any entity, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such entity or (ii) to direct or cause the direction of the management and policies of that entity, whether through the ownership of voting securities or by contract or otherwise.

b. Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 50% or more of the voting control of Lessee shall constitute a change in control for this purpose.

c. The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

d. An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

e. Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

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12.2 Terms and Conditions Applicable to Assignment and Subletting.

a. Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

b. Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Breach.

c. Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

d. In the event of any Breach by Lessee, Lessor may proceed directly against Lessee, the Guarantor (but only with respect to the obligations guaranteed by the Guarantor under the Guaranty) or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

e. Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

f. Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

g. Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

a. Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s

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obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

b. In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

c. Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

d. No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

e. Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

a. The abandonment of the Premises for more than 30 consecutive days; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

b. The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due where such failure continues for a period of 5 days following written notice to Lessee; or to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 days following written notice to Lessee.

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c. The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 30 days following written notice to Lessee.

d. A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

e. The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; (v) assignment of the Lease by operation of law; and (vi) Lessee’s becoming insolvent; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect; and not affect the validity of the remaining provisions.

f. The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

g. If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) Guarantor’s refusal to honor the guaranty, or (v) Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantor that existed at the time of execution of this Lease.

13.2 Remedies. Except as otherwise provided in the Lease, if Lessee (i) fails to perform any of its affirmative duties or obligations after the receipt of notice from Lessor (to the extent such notice is required under the Lease) and the expiration of the applicable cure period, or (ii) has commenced to perform its affirmative duties or obligations but cannot complete such

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performance within a commercially reasonable time thereafter, Lessor may, within thirty (30) days after written notice and Lessee’s failure to cure during such 30 day period (or in case of an emergency, without notice or passage of any applicable cure period), elect to perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to one hundred percent (100%) of the actual costs and expenses reasonably incurred by Lessor in such performance upon receipt of an invoice thereafter. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

a. Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the reasonable cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12 or Paragraph 13. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

b. Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

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c. Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. N/A

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor incur costs no contemplated by the Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed by Lessor and Lender. Accordingly, if any Rent shall not be received by Lessor within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor, on the next installment of Rent coming due, a one-time late charge equal to five percent (5%) of each such overdue amount. All such charges shall be secured as additional rents under the Lease. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of the Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Except as otherwise provided in this Lease, any monetary payment due Lessor or Lessee hereunder, other than late charges, not received by such party, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

a. Notice of Breach. Except as otherwise provided herein, Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

b. Performance by Lessee on Behalf of Lessor. Except as otherwise provided in this Lease, in the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently

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pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, reserving Lessee’s right to seek reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation.

a. If the Premises are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively, “Condemnation”), the Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. The Lease shall otherwise remain in full force and effect as to the portion of the Premises remaining (the “Remaining Premises”); provided, however, that the Remaining Premises is, in Lessee’s sole and absolute judgment, fit and suitable for the Agree Use by Lessee; provided, further, that the Rent shall be adjusted based on the square footage of the Remaining Premises, such adjustment to be effective as of the date the condemning authority takes title or possession to the Condemned portion of the Premises, whichever first occurs. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages.

b. Lessee may file a separate claim with the condemning authority for moving expenses and damage or loss of Lessee’s business, if any, as a result of the Condemnation; provided, however, such claim shall not, in Lessor’s reasonable judgment, in any way diminish or lessen the value of the condemnation awards and/or payments payable to Lessor under Paragraph 14(a). Notwithstanding anything to the contrary stated or implied herein, in no event shall Lessor be liable for, or be held on account of, any damage or loss of Lessee’s business as a result of the Condemnation.

c. In the event that the Lease is not terminated by reason of the Condemnation, Lessor shall promptly repair any damage to the Remaining Premises caused by such Condemnation. Lessee may terminate the Lease upon ninety (90) day written notice to Lessor if (i) Lessor does not commence repairs within forty-five (45) days after Lessor receives written notice of the occurrence of such damage or (ii) Lessor commences but does not complete such repairs within six (6) months thereafter.

15. Brokerage Fees. N/A

16. Estoppel Certificates.

a. Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

b. If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate

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stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

c. If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and the Guarantor shall deliver to any potential lender or purchaser designated by Lessor such public financial statements and other public information, if any, as may be reasonably required by such lender or purchaser, including but not limited to the public financial statements of Lessee and the Guarantor, if any, for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the each other that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises.

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23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, or other nationally recognized overnight courier, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Disclosures Regarding the Nature of a Real Estate Agency Relationship. N/A

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

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27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the

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Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s Agents shall have the right to enter the Premises (i) at any time, in the case of an emergency (giving notice as reasonably practicable), and (ii) otherwise at reasonable times after reasonable prior notice (such entry to be conducted in a manner that does not unreasonably disrupt or disturb Lessee’s on-going operation of the Premises), for the purpose of showing the same to prospective purchasers, lenders, or tenants (in the case of tenants, during the last six (6) months of the Lease only), and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary under the Lease and the erecting, using and maintaining of utilities, services, pipes, conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee so long as Lessor conducts such activities in compliance with the provisions of this Paragraph.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent.

34. Signs. Lessor may place on the Premises (i) at any time, ordinary “For Sale” signs and signs equivalent in size to that which are located on the Premises as of the Start Date, and (ii) during the last six (6) months of the term hereof, “For Lease” signs; provided however, that all such signs must comply with Applicable Requirements. Except for ordinary “sublease” signs

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and signs listed in the foregoing sentence, Lessee shall not place any other sign, advertisement, marquee, awning, or notice (collectively, the “Signs”) upon the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld so long as such placement of Signs is consistent with, or reasonably comparable to, the Agreed Use and complies with Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Up to $500 of Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to the presence or use of a Hazardous Substance (but expressly excluding sublease or assignment), shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantor shall execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association or such other form as agreed to by the Parties (the “Guaranty”), and such Guarantor shall have the same obligations (subject to the provisions of Paragraph 1.10 and the Guaranty), as Lessee under this Lease.

37.2 Default. It shall constitute a Breach of the Lessee if Guarantor fails or refuses, within 30 days after receipt of written request from Lessor for: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current, public financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

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38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:

39.1 Definition. “Option” shall mean: the right to extend the term of or renew this Lease as provided in Paragraph 1.3.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. N/A

39.4 Effect of Default on Options.

a. Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent which is then due and payable is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

b. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

c. An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (and Lessee’s failure to cure after any applicable cure periods), or (ii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. N/A.

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Except as otherwise provided in this Lease, Lessee assumes all responsibility for the protection of the Premises, Lessee, Lessee’s Agents and Lessee’s Invitees and their property from the acts of third parties.

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42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use or occupancy of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. Except as otherwise provided in this Lease, if it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover, with Interest, such sum or so much thereof as it was not legally required to pay.

44. Authority; Multiple Parties; Execution.

a. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

b. This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties arising out of this Lease is not attached to this Lease.

50. American with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty

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or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessees’ use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

51. Change in Law. Whenever reference is made in the Lease to any provision of law, such reference applies to all amendments and changes now or hereafter made to such laws.

52. Titles and Headings. The titles and headings of sections of the Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of the Lease.

[signatures on next page]

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LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

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The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed as of: December 31, 2004		Executed as of: December 31, 2004

By LESSOR:		By LESSEE:

H & M PROPERTIES, A BUSINESS NAME FOR VHEM, LLC, a California limited liability company		SKURKA AEROSPACE INC., a Delaware corporation

By:	/s/ Howard Skurka	By:	/s/ Gregory Rufus
Name Printed:	Howard Skurka	Name Printed:	Gregory Rufus
Title:	Member & Vice President	Title:	Treasurer

Address:		Address:
H & M Properties, a business name for		4600 Calle Bolero
VHEM, LLC, a California limited company		Camarillo, CA 93011
P.O. Box 8420
Northridge, California 91327-8420

with a copy to: O’Melveny & Myers, LLP 400 South Hope Street Los Angeles, CA 90071 Attention: Greg Thorpe, Esq.		with a copy to: Baker & Hostetler LLP 3200 National City Center 1900 East Ninth St. Cleveland, OH 44114 Attn: Elizabeth Dellinger Esq.

Signature Page to Lease

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EXHIBIT A

LEGAL DESCRIPTION OF THE PREMISES

ALL OF PARCELS 1 AND 2 OF PARCEL MAP L. D. 218 IN THE CITY OF CAMARILLO, COUNTY OF VENTURE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 39 PAGE 35 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

SUBJECT TO THE EXCEPTIONS AND RESERVATIONS LISTED IN SCHEDULE 1 ATTACHED HERETO AND BY THIS REFERENCE INCORPORATED HEREIN.

A-1	Lease

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EXHIBIT B

BASE RENT

Monthly Base Rent
Vacant Lot	$100
Business Premises
01/01/05 through 12/31/09	$50,500
01/01/09 through 12/31/14	$54,000

B-1	Lease

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EXHIBIT C

DIAGRAM OF THE VACANT LOT

[attached]

C-1	Lease